As filed with the Securities and Exchange Commission on March 11, 2025.
Registration No. 333-284763

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Vertical Aerospace Ltd.
Unit 1 Camwal Court, Chapel Street,
Bristol BS2 0UW
United Kingdom
+44 117 471-0150
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street,
18th Floor
New York, New York 10168
+1 (800) 221-0102
(Name, address and telephone number of agent for service)

Copies to:
Robbie McLaren, Esq. J. David Stewart, Esq. Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Sanjay Verma Vertical Aerospace Ltd. Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW United Kingdom +44 117 471-0150

Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429(b) under the Securities Act, upon effectiveness, this registration statement shall constitute (i) post-effective amendment no. 1 to the registrant’s registration statement on Form F-3 (File No. 333-275430) and (ii) post-effective amendment no. 1 to the registrant’s registration statement on Form F-1 (File No. 333-284418), in each case which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to:
(i)   the offering and sale from time to time of up to 103,809,489 ordinary shares (the “Mudrick Capital Resale Shares”) by Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates (“Mudrick Capital”) or its affiliates, comprising (a) 44,520,681 of the ordinary shares issued to the holders of the Convertible Senior Secured Notes upon the Partial Conversion of the Convertible Senior Secured Notes (each as defined below), (b) 37,198,531 ordinary shares due to be issued upon conversion of the remaining balance of the Convertible Senior Secured Notes, and (c) up to 22,090,277 ordinary shares issuable as payment-in-kind interest payable semi-annually, at our option, under the Convertible Senior Secured Notes through to their maturity. The Mudrick Capital Resale Shares are in addition to the 1,985,024 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes and the 837,880 ordinary shares issuable as PIK Interest (as defined below) thereunder, in each case that have been registered and remain unsold under our registration statement on Form F-3 (File No. 333-270756), initially filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023 (as amended, the “Resale F-3 Registration Statement”) and declared effective by the SEC on March 30, 2023;
(ii)   the offering and sale from time to time of up to 200,000 ordinary shares by Imagination Aero Investments Limited (“Imagination Aero”), a company wholly owned by Stephen Fitzpatrick;
(iii)   the offering and sale of up to 15,000,000 ordinary shares issuable by us upon the exercise of 7,500,000 Tranche A Warrants and 7,500,000 Tranche B Warrants (each as defined below), in each case that have been registered and remain unsold under our registration statement on Form F-3 (File No. 333-275430), initially filed with the SEC on November 9, 2023 (as amended, the “Primary F-3 Registration Statement”) and declared effective by the SEC on November 16, 2023, and an additional registration statement on Form F-3 (File No. 333-284418), filed with the SEC on January 23, 2025 and effective upon filing pursuant to Rule 462(b) under the Securities Act (the “F-3 MEF Registration Statement” and, together with the Primary F-3 Registration Statement, the “Prior Registration Statements”); and
(iv)   the offering and sale of up to 5,000,000 ordinary shares issuable by us upon exercise of 50,000,000 warrants held by Imagination Aero.
The purpose of this Registration Statement is to, among other things, update the prospectuses in the Prior Registration Statements pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended. Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes (a) post-effective amendment no. 1 to the Primary F-3 Registration Statement and (b) post-effective amendment no. 1 to the F-3 MEF Registration Statement, in each case which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated March 11, 2025.
PRELIMINARY PROSPECTUS
Vertical Aerospace Ltd.
104,009,489 Ordinary Shares Offered by Selling Securityholders
7,500,000 Ordinary Shares Underlying Tranche A Public Warrants
7,500,000 Ordinary Shares Underlying Tranche B Public Warrants
5,000,000 Ordinary Shares Underlying Private Warrants

This prospectus relates to the resale or other disposition, from time to time, of up to 104,009,489 ordinary shares, par value $0.001 per share (the “ordinary shares”) of Vertical Aerospace Ltd. (“we,” “our,” the “Company” or “Vertical”), by the selling securityholders identified in this prospectus (the “Selling Securityholders”) or their pledgees, donees, transferees, or other successors in interest, which include (i) up to 103,809,489 ordinary shares (the “Mudrick Capital Resale Shares”) by Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates (“Mudrick Capital”) or its affiliates, comprising (a) 44,520,681 of the ordinary shares issued to holders of the Convertible Senior Secured Notes upon the Partial Conversion of the Convertible Senior Secured Notes (each as defined below) (the “Conversion Shares”), (b) 37,198,531 ordinary shares due upon conversion of the remaining balance of the Convertible Senior Secured Notes (the “Convertible Senior Secured Notes Shares”) and (c) up to 22,090,277 ordinary shares issuable as payment-in-kind interest (the “PIK Interest”) payable semi-annually, at our option, under the Convertible Senior Secured Notes through to their maturity (the “Convertible Senior Secured PIK Shares”); and (ii) 200,000 ordinary shares (the “SF Shares”) by Imagination Aero Investment Limited (“Imagination Aero”), a company wholly owned by Stephen Fitzpatrick.
This prospectus also relates to the issuance from time to time by the Company of (i) up to 7,500,000 ordinary shares (the “Tranche A Warrant Shares”) issuable upon exercise of our Tranche A public warrants, each exercisable for one ordinary share at an exercise price of $6.00 per share (the “Tranche A Warrants”), and (ii) up to 7,500,000 ordinary shares (the “Tranche B Warrant Shares” and, together with the Tranche A Warrant Shares, the “Warrant Shares”) issuable upon exercise of our Tranche B public warrants, each exercisable for one ordinary share at an exercise price of $7.50 per share (the “Tranche B Warrants”). The Warrant Shares were, together with the Tranche A Warrants and the Tranche B Warrants, initially registered on the Registration Statement on Form F-3 (File No. 333-275430) previously filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023 (as amended, the “Primary F-3 Registration Statement”) and declared effective by the SEC on November 16, 2023, and an additional registration statement on Form F-3 (File No. 333-284418), filed with the SEC on January 23, 2025 and effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (the “F-3 MEF Registration Statement” and, together with the Primary F-3 Registration Statement, the “Prior Registration Statements”). Only the Warrants Shares are being offered among the securities offered pursuant to this prospectus; neither the Tranche A Warrants nor the Tranche B Warrants are being offered hereby. For a description of the Tranche A Warrants and Tranche B Warrants, see “Description of Tranche A Warrants and Tranche B Warrants.”
This prospectus also relates to the issuance from time to time by the Company of up to 5,000,000 ordinary shares (the “SF Warrant Shares”) issuable upon exercise of 50,000,000 warrants held by Imagination Aero, with ten warrants exercisable for one ordinary share at an exercise price of $50.00 per share (the “SF Warrants”).
This prospectus also covers any additional securities that may become issuable by reason of share subdivisions, share dividends or other similar transactions.

We will not receive any of the proceeds from the sale of the ordinary shares by the Selling Securityholders. However, we will receive up to an aggregate of $351.25 million from the exercise of warrants, assuming the exercise in full for cash of all 7,500,000 outstanding Tranche A Warrants, all 7,500,000 outstanding Tranche B Warrants and all 50,000,000 outstanding SF Warrants, together exercisable for 20,000,000 ordinary shares issuable hereunder. The holders of the warrants are not obligated to exercise any or all of their warrants, and there is no assurance that they will elect to do so. If the price of our ordinary shares is below the respective exercise price of the Tranche A Warrants, Tranche B Warrants and SF Warrants, the respective holders of such warrants will be unlikely to exercise their warrants, resulting in little to no cash proceeds to us. We will receive the proceeds from any cash exercise of the warrants, but not from the sale of the underlying ordinary shares. See “Use of Proceeds.”
The securities covered by this prospectus include those pursuant to registration rights granted to the Selling Securityholders. The Selling Securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer and sell some or all of the securities held by them that are covered by this prospectus on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. Additional information on the Selling Securityholders, and the times and manner in which the Selling Securityholders may offer and sell or otherwise dispose of their ordinary shares under this prospectus, is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution” in this prospectus.
The Selling Securityholders may sell any, all or none of the securities offered by this prospectus from time to time, and we do not know when or in what amount the Selling Securityholders may sell the ordinary shares hereunder following the effective date of the registration statement of which this prospectus forms a part. In connection with any sales of securities offered hereunder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.” On March 10, 2025, the last reported sales price of our ordinary shares was $3.64 per share.
We may amend or supplement this prospectus from time to time by incorporating by reference any document or filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, the Selling Securityholders may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the ordinary shares issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement, as certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
You should read both this prospectus and any prospectus supplement together with any additional information described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. Neither we nor the Selling Securityholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus is a combined prospectus pursuant to Rule 429 under the Securities Act, which relate to:
(i)   the offering and sale from time to time of up to 103,809,489 Mudrick Capital Resale Shares by Mudrick Capital or its affiliates, comprising (a) 44,520,681 of the Conversion Shares, (b) 37,198,531 Convertible Senior Secured Notes Shares, and (c) up to 22,090,277 Convertible Senior Secured PIK Shares. The Mudrick Capital Resale Shares are in addition to the 1,985,024 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes and the 837,880 ordinary shares issuable as PIK Interest thereunder, in each case that have been registered and remain unsold under our registration statement on Form F-3 (File No. 333-270756), initially filed with the SEC on March 22, 2023 (as amended, the “Resale F-3 Registration Statement”) and declared effective by the SEC on March 30, 2023;
(ii)   the offering and sale from time to time of up to 200,000 SF Shares by Imagination Aero;
(iii)   the offering and sale of up to 15,000,000 Warrant Shares issuable by us upon the exercise of 7,500,000 Tranche A Warrants and 7,500,000 Tranche B Warrants, in each case that have been registered and remain unsold under the Prior Registration Statements; and
(iv)   the offering and sale of up to 5,000,000 SF Warrant Shares issuable by us upon exercise of 50,000,000 SF Warrants.

This registration statement of which this prospectus forms a part updates the prospectuses in the Prior Registration Statements. Pursuant to Rule 429 under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment to each of the Prior Registration Statements.
Business Combination
On December 16, 2021, we consummated a business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 10, 2021, as amended, by and among Broadstone Acquisition Corp. (“Broadstone”), Vertical Merger Sub Ltd. (“Merger Sub”), us, Vertical Aerospace Group Ltd. (“VAGL”) and certain shareholders of VAGL (“VAGL Shareholders”) (collectively, the “Merger”). Pursuant to the Business Combination Agreement, Broadstone merged with and into Merger Sub, with Merger Sub ceasing and Broadstone being the surviving entity and our wholly owned subsidiary.
Convertible Senior Secured Notes
On October 26, 2021, we entered into a convertible note subscription agreement (the “Convertible Senior Secured Notes Subscription Agreement”) by and among Vertical, Broadstone and Mudrick Capital Management L.P. (“Mudrick Capital”). Concurrently with the consummation of the Business Combination, pursuant to the terms of the Convertible Senior Secured Notes Subscription Agreement, (i) Mudrick Capital purchased 7.00% / 9.00% Convertible Senior Secured PIK Toggle Notes due 2026 (the “Convertible Senior Secured Notes”) of and from Vertical in an aggregate principal amount of US$200,000,000 for an aggregate purchase price of US$192,000,000 (the “Purchase Price”), and (ii) the Company issued and sold to Mudrick Capital the Convertible Senior Secured Notes in consideration for the payment of the Purchase Price.
On December 23, 2024, we entered into the first supplemental indenture (the “First Supplemental Indenture”) with U.S. Bank Trust Company, National Association, acting as trustee and collateral agent (the “Trustee”). The First Supplemental Indenture sets forth certain amendments to the indenture dated December 16, 2021, between the Company and the Trustee (the “Indenture”), under which the Convertible Senior Secured Notes were issued. The amendments include: (i) increasing the interest rate applicable to the Convertible Senior Secured Notes to 10.00% for cash interest and 12.00% for PIK interest; (ii) extending the maturity date of the Convertible Senior Secured Notes to December 15, 2028; and (iii) providing for a fixed conversion price of $2.75 per ordinary share for half of the principal amount of the Convertible Senior Secured Notes and $3.50 per ordinary share for the other half.
Following the execution of the First Supplemental Indenture, the holders of the Convertible Senior Secured Notes delivered conversion notices to Vertical for the conversion of half, or approximately $130 million in principal amount, of the Convertible Senior Secured Notes at a fixed conversion price of $2.75 per ordinary share (the “Partial Conversion”), which resulted in the issuance of 47,343,585 ordinary shares by Vertical to the holders of the Convertible Senior Secured Notes, a portion of which are included among the securities registered pursuant to the shelf registration statement of which this prospectus forms a part. 19,850,244 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes and 8,378,809 ordinary shares issuable as PIK Interest thereunder have been registered and remain unsold under our Resale F-3 Registration Statement.
As of the date of this prospectus, an aggregate principal amount of $130,194,859 Convertible Senior Secured Notes remains outstanding.
SF Investment
On February 22, 2024, we entered into an investment agreement (the “Investment Agreement”) with Imagination Aero, a company wholly owned by Stephen Fitzpatrick, pursuant to which we issued and sold to Imagination Aero (i) 200,000 SF Shares and (ii) 50,000,000 SF Warrants exercisable for 5,000,000 SF Warrant Shares, for a total purchase price of $25 million. Such 200,000 SF Shares and 5,000,000 SF Warrant Shares are included among the securities registered pursuant to the shelf registration statement of which this prospectus forms a part.

Units Offering
On January 24, 2025, we consummated a public offering of units at $6.00 per unit (the “Units Offering”), with each unit consisting of: (i) one ordinary share, (ii) one-half of one Tranche A Warrant to purchase one Tranche A Warrant Share, and (iii) one-half of one Tranche B Warrant to purchase one Tranche B Warrant Share, pursuant to the terms set forth in a prospectus supplement, dated January 22, 2025, to the base prospectus included as part of the Primary F-3 Registration Statement. The Warrant Shares are included among the securities registered pursuant to the shelf registration statement of which this prospectus forms a part.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Vertical” mean Vertical Aerospace Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to electric vertical takeoff and landing (“eVTOL”) aircraft customers;

•
Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

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Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern;

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If we are unable to produce, certify or launch aircraft in the volumes or timelines projected;

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Our aircraft may not perform at the level we expect and may potentially have defects;

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Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

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Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

•
Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

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Any accidents or incidents involving eVTOL aircraft developed by us or our competitors could harm our business;

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Our eVTOL aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

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All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

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Our business has grown rapidly and expects to continue to grow significantly, and any failure to manage that growth effectively could harm our business;

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Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

•
We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares; and

•
other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

OUR COMPANY
Company Overview
Our vision is to transform how the world moves. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero operating emission eVTOL aircraft for use in the advanced air mobility market, using the most cutting-edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we come from a deep aerospace and automotive mindset and have designed, built and flown two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of, our flagship eVTOL, the VX4 in 2028. Our first full-scale VX4 prototype commenced flight testing in July 2023 and successfully progressed through its thrustborne flight-test program. Our second, more advanced, full-scale VX4 prototype commenced flight tests in July 2024, achieving the milestone of piloted thrustborne flight manoeuvres in January 2025. The assembly of our third full-scale VX4 prototype, identical to the second, is underway. Both our second, and soon to be third, prototypes include much of our strategic partners’ technology that we plan to incorporate into our final certification aircraft.
In March 2023, the United Kingdom’s Civil Aviation Authority (“CAA”) issued an eVTOL Design Organisation Approval (“DOA”) to our wholly-owned subsidiary, Vertical Aerospace Group Limited (“VAGL”). UK and European aerospace companies cannot hold a type certificate without being granted a DOA. The DOA authorises VAGL to conduct design activities and issue design approvals within the DOA’s scope of approval. In July 2024, the CAA expanded the scope of our DOA and agreed its certification cooperation with the European Union Aviation Safety Agency (“EASA”) on certification activities for the VX4.
We are targeting the VX4 to be capable of transporting a pilot and up to four passengers at entry into service, traveling distances of up to 100 miles, and achieving cruise speeds of 150 miles per hour, while producing minimal noise and zero operating emissions.
In November 2024, we launched Flightpath 2030, our strategy for market leadership before the end of the decade through embedding a pioneering culture, redefining aerospace best practice, intelligent partnering and being safety obsessed.
Company Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44-177 471 0150. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors below, together with the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Sales of a substantial number of our ordinary shares in the public market by the Selling Securityholders and/or by our other securityholders could cause the price of our ordinary shares to fall.
Sales of a substantial number of ordinary shares in the public market by the Selling Securityholders and/or by our other securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares.
In connection with the Company’s public offering of Units, each Unit consisting of (i) one ordinary share, (ii) one-half of one Tranche A Warrant, and (iii) one-half of one Tranche B Warrant, for aggregate gross proceeds of $90,000,000, which closed on January 24, 2025 (the “2025 Offering”), our executive officers, directors and shareholders holding more than 10% of our issued and outstanding ordinary shares have entered into lock-up agreements with the underwriters to the 2025 Offering under which they have agreed, subject to specific exceptions, not to dispose of or hedge any of our ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of the prospectus supplement relating to the 2025 Offering continuing through the date 60 days after the date of such prospectus supplement, except with the prior written consent of the underwriters. Certain of our shareholders are subject to other additional lock up periods. Such ordinary shares will, however, be able to be resold after the expiration of the lock up periods, as well as pursuant to customary exceptions thereto or upon the waiver of the lock up arrangements. The ordinary shares of certain of our affiliates will only be able to be resold pursuant to the requirements of Rule 144 under the Securities Act.
The issuance of ordinary shares underlying the Tranche A Warrants, Tranche B Warrants and SF Warrants, and any future sales of our ordinary shares or other securities, or the perception that such sales could occur, may depress our share price and our ability to raise funds in new equity offerings.
The number of ordinary shares underlying the Tranche A Warrants, Tranche B Warrants and SF Warrants issuable under this prospectus may result in a decrease in the trading price of our ordinary shares. We cannot predict the effect, if any, that the availability of ordinary shares for future sale represented by the Tranche A Warrants, Tranche B Warrants and SF Warrants will have on the trading price of our ordinary shares from time to time. The sale, or even the possibility of a sale, of the ordinary shares underlying the Tranche A Warrants, Tranche B Warrants and SF Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing.
Furthermore, we expect to issue additional share capital in the future that will result in dilution to all other shareholders. Ordinary shares issued upon the exercise of other outstanding warrants of the Company, upon conversion of outstanding the Convertible Senior Secured Notes of the Company or upon the exercise or settlement of outstanding awards under our equity incentive plans, or pursuant to future awards granted under those plans, will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and applicable law. We may also raise capital through equity financings in the future. As part of our business strategy, we may make or receive investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of our ordinary shares to decline.
The availability of such a significant number of ordinary shares for trading in the public market may have an adverse effect on the market price of our ordinary shares.

CAPITALIZATION
The following table sets forth our unaudited cash and cash equivalents and total capitalization as of December 31, 2024.
The information in this table should be read in conjunction with and is qualified by reference to the financial statements and other financial information incorporated by reference into this prospectus.
As of December 31, 2024
(in £000)
Cash and cash equivalents	22,556
Equity:
Share capital	55
Share premium	554,391
Treasury share reserve	(803)
Other reserves	99,299
Accumulated deficit	1,152,283
Total Shareholder’s (deficit)/equity:	1,805,225
Debt:
Derivative financial liabilities	524,242
Long term lease liabilities	1,620
Warrant liabilities	434
Short term lease liabilities	581
Total capitalization(1)	2,332,102

(1)
Excludes the impact of any cash exercise of Vertical’s warrants outstanding as of December 31, 2024 and held by the respective securityholders, including the SF Warrants. Further, all of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts, and we will not receive any of the proceeds from such sales. As such, there is no impact to the capitalization relating to the resale.

Subsequent to December 31, 2024, on January 24, 2025, we consummated a public offering of units at $6.00 per unit, with each unit consisting of one ordinary share, one-half of one Tranche A Warrant and one-half of one Tranche B Warrant, which resulted in the issuance of 15,000,000 additional ordinary shares. See also “About This Prospectus — Units Offering” We expect that the Units Offering will materially impact our capitalization as of December 31, 2024 reflected in the table above, including increases to the line items share capital and share premium, and a decrease to the line item accumulated deficit.
The foregoing table and calculations are based on 69,542,515 ordinary shares issued and outstanding as of December 31, 2024, and exclude:
•
1,016,003 ordinary shares issuable upon the exercise of share options outstanding as of December 31, 2024, having a weighted-average exercise price of $2.43 per share;

•
40,123 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of December 31, 2024;

•
4,291,580 ordinary shares reserved for issuance pursuant to future equity awards under our 2021 Incentive Award Plan and the EMI Option Agreements as of December 31, 2024, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
37,198,531 ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes outstanding as of December 31, 2024; and

•
7,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2024.

USE OF PROCEEDS
We are registering the resale of our securities by the Selling Securityholders. All of the ordinary shares offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, share transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their ordinary shares.
We will receive up to an aggregate of $351.25 million from the exercise of warrants, assuming the exercise in full for cash of all 7,500,000 outstanding Tranche A Warrants at an exercise price of one Tranche A Warrant for $6.00 per share, all 7,500,000 outstanding Tranche B Warrants at an exercise price of one Tranche B Warrant for $7.50 per share, and all 50,000,000 outstanding SF Warrants at an exercise price of ten SF Warrants for $50.00 per share, together exercisable for 20,000,000 ordinary shares issuable under this prospectus. The holders of the warrants are not obligated to exercise any or all of their warrants, and there is no assurance that they will elect to do so. If the price of our ordinary shares is below the respective exercise price of the Tranche A Warrants, Tranche B Warrants and SF Warrants, the respective holders of such warrants will be unlikely to exercise their warrants, resulting in little to no cash proceeds to us. We will receive the proceeds from any cash exercise of the warrants, but not from the sale of the underlying ordinary shares. If any of the warrants are exercised pursuant to a cashless feature under the limited circumstances in which such exercises are permitted, we will not receive any cash from those exercises.
We currently intend to use any proceeds from such exercises of warrants to fund our research and development expenses as we continue to develop our eVTOL aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes. The expected use of such proceeds represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the extent of spending to support our research and development efforts, our progress against certification and manufacturing milestones, the timing of capital expenditures in the expansion of our testing and certification capacities, the speed at which we grow our workforce, as well as the amount of cash used in our operations. We may find it necessary or advisable to use such proceeds for other purposes, and we will have broad discretion in the application of such proceeds.
We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DILUTION RESULTING FROM SHARES UNDERLYING WARRANTS
Share ownership interest of holders of our Tranche A Warrants, Tranche B Warrants and SF Warrants will be diluted to the extent of the difference between the exercise price of the Tranche A Warrants, Tranche B Warrants and SF Warrants, respectively, and the net tangible book value per ordinary share after exercise in full for cash of all Tranche A Warrants, all Tranche B Warrants and all SF Warrants, respectively. The holders of the warrants are not obligated to exercise any or all of their warrants, and there is no assurance that they will elect to do so. If the price of our ordinary shares is below the respective exercise price of the Tranche A Warrants, Tranche B Warrants and SF Warrants, the respective holders of such warrants will be unlikely to exercise their warrants.
Our net tangible book value as of December 31, 2024 was $(625.8) million, or $(9.00) per share, calculated based on the GBP/USD exchange rate of £1 to $1.2529 as of December 31, 2024. Net tangible book value per share is determined by dividing our total tangible assets (including right of use assets), less total liabilities, by the number of ordinary shares outstanding as of December 31, 2024. With respect to the Tranche A Warrants, dilution in net tangible book value per share represents the difference between the exercise price of the Tranche A Warrants and the as adjusted net tangible book value per ordinary share after giving effect to the exercise in full for cash of all Tranche A Warrants. With respect to the Tranche B Warrants, dilution in net tangible book value per share represents the difference between the exercise price of the Tranche B Warrants and the as adjusted net tangible book value per ordinary share after giving effect to the exercise in full for cash of all Tranche B Warrants. With respect to the SF Warrants, dilution in net tangible book value per share represents the difference between the exercise price of the SF Warrants and the as adjusted net tangible book value per ordinary share after giving effect to the exercise in full for cash of all SF Warrants.
After giving effect to the exercise in full for cash of all 7,500,000 outstanding Tranche A Warrants at an exercise price of one Tranche A Warrant for $6.00 per share, our as adjusted net tangible book value as of December 31, 2024 would have been $(580.8) million, or $(7.54) per ordinary share. This represents an increase in net tangible book value of $1.46 per ordinary share to existing shareholders and a dilution of $13.54 per ordinary share to investors exercising Tranche A Warrants, as illustrated in the following table:
Exercise price per Tranche A Warrant for one ordinary shares		$6.00
Net tangible book value per ordinary share as of December 31, 2024(1)	$(9.00)
Increase in net tangible book value per ordinary share attributable to exercise in full for cash of all Tranche A Warrants	$1.46
As adjusted net tangible book value per ordinary share after giving effect the exercise in full for cash of all Tranche A Warrants		$(7.54)
Dilution in net tangible book value per ordinary share to new shareholders after exercise in full for cash of all Tranche A Warrants		$13.54

(1)
Calculated based on 69,542,515 ordinary shares outstanding as of December 31, 2024. If calculated based on 84,552,721 ordinary shares outstanding as of January 24, 2025 (excluding shares held in treasury) and the net tangible book value as of December 31, 2024, the net tangible book value per ordinary share as of December 31, 2024 would be $(7.40).

After giving effect to the exercise in full for cash of all 7,500,000 outstanding Tranche B Warrants at an exercise price of one Tranche B Warrant for $7.50 per share, our as adjusted net tangible book value as of December 31, 2024 would have been $(569.5) million, or $(7.39) per ordinary share. This represents an increase in net tangible book value of $1.61 per ordinary share to existing shareholders and a dilution of $14.89 per ordinary share to investors exercising Tranche B Warrants, as illustrated in the following table:

Exercise price per Tranche B Warrant for one ordinary shares		$7.50
Net tangible book value per ordinary share as of December 31, 2024(1)	$(9.00)
Increase in net tangible book value per ordinary share attributable to exercise in full for cash of all Tranche B Warrants	$1.61
As adjusted net tangible book value per ordinary share after giving effect the exercise in full for cash of all Tranche B Warrants		$(7.39)
Dilution in net tangible book value per ordinary share to new shareholders after exercise in full for cash of all Tranche B Warrants		$14.89

(1)
Calculated based on 69,542,515 ordinary shares outstanding as of December 31, 2024. If calculated based on 84,552,721 ordinary shares outstanding as of January 24, 2025 (excluding shares held in treasury) and the net tangible book value as of December 31, 2024, the net tangible book value per ordinary share as of December 31, 2024 would be $(7.40).

After giving effect to the exercise in full for cash of all 50,000,000 outstanding SF Warrants at an exercise price of ten SF Warrants for $50.00 per share, our as adjusted net tangible book value as of December 31, 2024 would have been $(375.8) million, or $(5.04) per ordinary share. This represents an increase in net tangible book value of $3.96 per ordinary share to existing shareholders and a dilution of $55.04 per ordinary share to investors exercising SF Warrants, as illustrated in the following table:
Exercise price per SF Warrant for one ordinary shares		$50.00
Net tangible book value per ordinary share as of December 31, 2024(1)	$(9.00)
Increase in net tangible book value per ordinary share attributable to exercise in full for cash of all SF Warrants	$3.96
As adjusted net tangible book value per ordinary share after giving effect the exercise in full for cash of all SF Warrants		$(5.04)
Dilution in net tangible book value per ordinary share to new shareholders after exercise in full for cash of all SF Warrants		$55.04

(1)
Calculated based on 69,542,515 ordinary shares outstanding as of December 31, 2024. If calculated based on 84,552,721 ordinary shares outstanding as of January 24, 2025 (excluding shares held in treasury) and the net tangible book value as of December 31, 2024, the net tangible book value per ordinary share as of December 31, 2024 would be $(7.40).

Upon the vesting and settlement of outstanding RSUs, and to the extent that outstanding options or warrants are exercised or outstanding Convertible Senior Secured Notes are converted, or if we issue additional ordinary shares using our Equity Subscription Line, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.
The foregoing tables and calculations exclude the following shares as of December 31, 2024:
•
1,016,003 ordinary shares issuable upon the exercise of share options outstanding as of December 31, 2024, having a weighted-average exercise price of $2.43 per share;

•
40,123 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of December 31, 2024;

•
4,291,580 ordinary shares reserved for issuance pursuant to future equity awards under our 2021 Incentive Award Plan and the EMI Option Agreements as of December 31, 2024, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
37,198,531 ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes outstanding as of December 31, 2024; and

•
With respect to the tables and calculations in relation to:

•
the Tranche A Warrants and the Tranche B Warrants: 7,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2024, and

•
the SF Warrants: 2,388,993 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2024.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s fourth amended and restated memorandum and articles of association dated effective on December 23, 2024 (the “Articles”). We urge to you read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
We are a Cayman Islands exempted company with limited liability (company number 376116). Our affairs are governed by our Articles as amended and restated from time to time and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).
Our objects are unrestricted, and Section 3 of our Articles provides that we shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Our register of members is maintained by Continental Stock Transfer & Trust Company.
Ordinary Shares
General
The authorized share capital of the Company is $210,000 divided into 200,000,000 ordinary shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share. As of February 14, 2025, there were 84,552,721 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Other than as described below under the heading “Shareholder Participation Rights,” holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no cumulative voting with respect to the election of directors at a general meeting, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the directors, subject to the director nomination rights held by Mudrick Capital and Stephen Fitzpatrick’s right to serve as a General Director, as described below under the heading “— Directors.”
Our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “— Variations of Rights of Shares.”
As of February 14, 2025, there were 84,552,721 ordinary shares issued and outstanding. In addition, as of February 14, 2025, we had 22,388,993 ordinary shares issuable upon the exercise of outstanding warrants, and 37,198,531 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our Board subject to the Companies Act and our Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our Board.
Voting Rights
Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company. Voting at any meeting of shareholders is by poll and not on a show of hands.
A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Articles or the voluntary winding up of the Company.
The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.
Shareholder Meetings
Our Articles provide that notice of any general meeting shall be provided to each shareholder entitled to vote at such meeting not less than seven calendar days but not more than sixty calendar days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company.
Under our Articles, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. No business may be transacted at any general meeting other than business properly brought before the meeting.
Annual General Meetings
Our Articles provide that the Company shall hold an annual general meeting in each fiscal year of the Company, to be held at such time and place as our directors approve. To be properly brought before an annual general meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) otherwise brought before the meeting by the Board or the chairman of the Board, or (iii) notified to the Company in writing not later than the seventh day after the delivery of notice of such meeting by shareholders holding greater than an aggregate of 10.0% of the issued and outstanding ordinary shares.
Extraordinary General Meetings
Our Articles provide that extraordinary general meetings for any purpose or purposes may be called at any time (i) by a resolution adopted by the majority of our directors or (ii) by the Board upon a valid request by shareholders holding an aggregate of 10.0% of the issued and outstanding ordinary shares. To be properly brought before an extraordinary general meeting, business must be specified in a notice of meeting given by or at the direction of the person calling the meeting, which may include any such business as the requesting shareholders may propose, subject to applicable law.
The Board can, in good faith, refuse the calling of an extraordinary general meeting at the request of shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding, but only if the resolution proposed to be dealt with at the extraordinary general meeting cannot be properly moved because it would be contrary to applicable law. If the Board does not convene an extraordinary general meeting within twenty-one days from the date on which a valid request is received, other than in the limited circumstances in which the Board would have a right to refuse the calling of an extraordinary general meeting, the requesting shareholders may convene an extraordinary general meeting, which shall be convened in the same manner as nearly as possible as that in which extraordinary general meetings are convened by the Board.
Variations of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Options
Our board of directors is empowered to grant options with or without preferred, deferred, or other rights or restrictions. We currently have in place two employee incentive plans under which options in our ordinary shares can be granted to eligible employees.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board, subject to the applicable restrictions of our Articles, such as the determination by the directors that a proposed transfer is not eligible.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to us, or under the Articles, that require us to disclose shareholder ownership above any particular ownership threshold.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change of control of Vertical or our management that shareholders may consider favorable, including director nomination rights granted to Mudrick Capital for a number of directors proportionate in number to its share ownership percentage so long as Mudrick Capital beneficially owns greater than 10.0% of our issued and outstanding ordinary shares, and a provision that authorizes our Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Calls on Shares and Forfeiture of Shares
Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Shareholder Participation Rights
Pursuant to a Shareholder Letter Agreement, dated as of December 23, 2024, by and among the Company, Mudrick Capital, Stephen Fitzpatrick and Imagination Aero Investments Limited (“Imagination Aero”), a wholly owned entity of Mr. Fitzpatrick, so long as (i) Mudrick Capital directly or indirectly beneficially owns at least 20% of our issued and outstanding ordinary shares or (ii) Mr. Fitzpatrick and Imagination Aero, together with any other fund, entity or account that is affiliated with Mr. Fitzpatrick (the “SF Parties”), directly or indirectly beneficially owns at least 3% of our issued and outstanding ordinary shares, Mudrick Capital and/or the SF Parties may elect to participate in our offering of newly issued ordinary shares and any other securities (including any equity securities or debt securities that are convertible into ordinary shares or the other equity securities of Vertical or our subsidiaries) (the “New Securities”) at a price and on the terms specified in the relevant offer notice, up to such number of New Securities proportionate to Mudrick Capital and/or the SF Parties’ beneficial ownership of our issued and outstanding ordinary shares relative to the number of New Securities to be offered by us.
Directors
Our management is vested in our Board. Our Articles provide that questions arising at any meeting of directors shall be decided by the votes of a majority of the directors presented at a duly held meeting at which a quorum is present, or by unanimous written resolution of the Board. The quorum necessary for any Board meeting shall consist of at least a majority of the members of our Board.
Our Articles provide that the Board shall consist of up to seven directors (but not less than one director), unless increased or decreased from time to time by the directors or the Company in a general meeting, and the Board shall consist of a majority of independent directors.
Pursuant to our Articles, so long as Mudrick Capital beneficially owns at least 10.0% of our issued and outstanding ordinary shares, Mudrick Capital shall be entitled to nominate for election a number of individuals to serve as directors on the Board proportionate in number (rounded to the nearest whole number), on the basis of a Board consisting of seven directors, to Mudrick Capital’s percentage of beneficial ownership of the our issued and outstanding ordinary shares (each, upon the effectiveness of their appointment, an “Appointed Director”). Such nomination rights shall terminate on the first date on which Mudrick Capital beneficially owns less than 10.0% of our issued and outstanding ordinary shares on a fully diluted basis (assuming the exercise or exchange of all Vertical warrants, options and other similar instruments that are able to be exercised or exchanged as at the relevant date, and the full conversion of the outstanding Convertible Senior Secured Notes issued under the Indenture that are held by Mudrick Capital as at the relevant date), and the maximum number of Appointed Directors shall be capped as six so long as the SF Entitlement (as defined below) is applicable. Any casual vacancy on the Board in respect of an Appointed Director position shall be subject to Mudrick Capital’s nomination rights.
Our Articles provide that the nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”) shall review each candidate nominated by Mudrick Capital to be an independent director for fitness and, if deemed fit for service, the Nominating and Governance Committee will recommend the individuals for election by a majority vote of the Board. The Nominating and Governance Committee shall recommend for election by a majority vote of the Board each candidate deemed fit for service by Mudrick and nominated by Mudrick Capital to be a non-independent Appointed Director.
Director positions other than for an Appointed Director (each such director, a “General Director”) may be filled by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, or by ordinary resolution (or, in the event that there is more than one individual proposed in respect of a single General Director position, by a plurality of votes) at a general meeting of the Company’s shareholders. So long as the SF Parties beneficially own at least 3% of our issued and outstanding ordinary shares, Mr. Fitzpatrick shall be entitled to serve as a General Director on the Board (the “SF Entitlement”).
A director may be removed from office by an ordinary resolution of the shareholders with cause, and any director other than Mr. Fitzpatrick may be removed from office by an ordinary resolution of the shareholders without cause, in each case at any time before the expiration of their term. Other than in respect of an independent Appointed Director, Mudrick Capital may remove any Appointed Director by delivering notice to the Company.
Each director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
There is no cumulative voting with respect to the appointment of directors.
Under our Articles, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding their interest; provided that, in exercising any such vote, such director complies with their fiduciary duties and any other applicable duties.
Our directors are entitled to such remuneration as the directors may from time to time determine.
Indemnity of Directors and Officers
Our Articles provide that our Board and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices to the fullest extent permitted under the laws of the Cayman Islands.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
After obtaining the relevant authorizations and consents, a director of each Cayman Islands company must sign the plan of merger or consolidation on behalf of their company and file the plan with the Registrar of Companies together with prescribed documents such as certificates of good standing, director’s declarations that, among other things: (a) the constituent company is, and the consolidated or surviving company will be, immediately after merger or consolidation, able to pay its debts as they fall due; (b) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; and that (c)(i) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or its property or any part thereof; and (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of any constituent company are and continue to be suspended or restricted. Where the merger or consolidation involves a foreign company and the surviving company is the foreign exempted company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
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the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of not less than 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Walkers (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman

Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles provide that shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding of the Company (i) may call an extraordinary general meeting and put forth proposals at such extraordinary general meeting, and (ii) may put forth proposals at an annual general meeting, in each case subject to compliance with the relevant notice provisions in the Articles.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders for “cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by an ordinary resolution. Directors other than

Mr. Fitzpatrick may be removed by the shareholders without cause by an ordinary resolution. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Listing
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”

DESCRIPTION OF TRANCHE A WARRANTS AND TRANCHE B WARRANTS
The following is a brief summary of certain terms and conditions of the Tranche A Warrants and Tranche B Warrants (together, the “Warrants”). Only the ordinary shares issuable upon exercise of the Tranche A Warrants and the Tranche B Warrants are being offered among the securities offered pursuant to this prospectus; neither the Tranche A Warrants nor the Tranche B Warrants themselves are being offered hereby.
This summary is subject to and qualified in its entirety by the Warrant Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should carefully review the terms and provisions of the Warrant Agreement for a complete description of the terms and conditions of the Tranche A Warrants and Tranche B Warrants. All Warrants will be issued in registered form.
Exercisability
The Tranche A Warrants will be immediately exercisable and will expire at 5:00 p.m. New York City time on the earliest to occur of: (i) the satisfaction of both of the following conditions: (a) we successfully demonstrate a wing-borne flight of our VX4 prototype aircraft, which involves the aircraft (x) taking off as a CTOL aircraft, (y) flying to high speed with lift generated by the wing and the tilt propellers facing forward, and (z) landing safely as a CTOL aircraft from such flight (the “Performance Condition”) and (b) the 10-day volume weighted average price of the ordinary shares as reported by Bloomberg commencing on the trading day immediately following the initial public disclosure by means of a press release or Form 6-K or equivalent form furnished to the SEC of the satisfaction of the Performance Condition (the “Initial Public Disclosure”) is equal to, or greater than, one hundred and three percent (103%) of the Tranche A Warrant Price (the “VWAP Condition”), the 30th calendar day following the date of the Initial Public Disclosure, and (ii) the five-year anniversary of the initial date of issuance.
The Tranche B Warrants will be immediately exercisable and will expire at 5:00 p.m. New York City time on the five-year anniversary of the initial date of issuance.
Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of ordinary shares subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).
We will not be obligated to deliver any ordinary shares pursuant to the exercise of a Tranche A Warrant or a Tranche B Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the Tranche A Warrants or Tranche B Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue an ordinary share upon exercise of a Tranche A Warrant or a Tranche B Warrant unless the ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Tranche A Warrant or a Tranche B Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Tranche A Warrant or Tranche B Warrant.
A holder of a Tranche A Warrant or a Tranche B Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ordinary shares issued and outstanding immediately after giving effect to such exercise.
Exercise Price
The Tranche A Warrants have an exercise price of $6.00 per ordinary share, subject to adjustment, terms and limitations as described herein.

The Tranche B Warrants have an exercise price of $7.50 per ordinary share, subject to adjustment, terms and limitations as described herein.
Cashless Exercise
If, from 90 days following the date of original issuance until the applicable expiration date of the Tranche A Warrants or Tranche B Warrants, a registration statement registering the issuance of the ordinary shares underlying the Warrants under the Securities Act is not effective, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant A Agreement and the Warrant B Agreement, as applicable. A cashless exercise of Warrants is not available if, upon the exercise of Warrants and the issuance of ordinary shares underlying such Warrants, a holder can resell such ordinary shares pursuant to Rule 144 promulgated by the SEC under the Securities Act without limitation as to volume and manner of sale restrictions.
No Fractional Warrants or Shares
No fractional Warrants will be issued other than as part of the Units. If, upon detachment of Warrants from Units or otherwise, A holder of Warrants would be entitled to receive a fractional Warrant, we will round down to the nearest whole number of Warrants to be issued to such holder.
No fractional ordinary shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the nearest whole number the number of ordinary shares to be issued to the holder and pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Certain Adjustments and Amendments
The exercise price and number of ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, share split-up, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Tranche A Warrants and Tranche B Warrants will be issued in registered form under the Warrant Agreement, as applicable, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement will provide that the terms of the Tranche A Warrants or Tranche B Warrants, as applicable, may be amended without the consent of any holder for the purpose of curing any ambiguity or correct any mistake, but requires the approval by the holders of a majority of the then-outstanding Tranche A Warrants or Tranche B Warrants, as applicable, in order to make any change that adversely affects the interests of the registered holders in any material respect.
Transferability
Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.
No Rights as a Shareholder
The Warrants do not entitle the holder to any voting rights, dividends, or other rights as a shareholder of the Company prior to the exercise of the Warrants.
Exchange Listing
There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.
Governing Law
Pursuant to the Warrant Agreement, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.
Transfer Agent and Registrar
The transfer agent and registrar for the Warrants will be Continental Stock Transfer & Trust Company.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale from time to time by the selling securityholders named below of up to 104,009,489 ordinary shares, which includes (i) 44,520,681 of the Conversion Shares, (ii) 37,198,531 Convertible Senior Secured Notes Shares, (iii) up to 22,090,277 Convertible Senior Secured PIK Shares, (iv) 200,000 SF Shares, and (v) 5,000,000 SF Warrant Shares.
With respect to the Convertible Senior Secured PIK Shares, we have assumed the maximum aggregate principal amount of PIK Interest will be issued as payment-in-kind interest payments on the currently outstanding Convertible Senior Secured Notes.
The Selling Securityholders may from time to time offer and sell any or all of ordinary shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the ordinary shares after the date of this prospectus.
The following table is prepared based on information provided to us by the Selling Securityholders and sets forth the names of the Selling Securityholders and the aggregate number of ordinary shares that the Selling Securityholders may offer pursuant to this prospectus.
Because the Selling Securityholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the Selling Securityholders will hold upon consummation of any such sales. In addition, since the date on which the Selling Securityholders provided this information to us, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. We do not know how long the Selling Securityholders will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale of any of the shares. See “Plan of Distribution.”
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ordinary shares with respect to which a Selling Securityholder has voting and investment power. Percentage of beneficial ownership is based on 84,552,721 ordinary shares issued and outstanding as of February 14, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of February 14, 2025 are considered issued and outstanding, although these shares are not considered issued and outstanding for purposes of computing the percentage ownership of any other person.
The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Each Selling Securityholder’s address is noted below.
Name of Selling Securityholders	Number of Ordinary Shares Beneficially Owned prior to Offering	Number of Ordinary Shares Being Offered(1)	Number of Ordinary Shares After Offering	Percentage of Ordinary Shares Beneficially Owned Before Offering(2)
AFFILIATES OF MUDRICK CAPITAL MANAGEMENT L.P.(3)	93,274,116(4)	103,809,489	11,554,904	62.5%
IMAGINATION AERO INVESTMENTS LIMITED(5)	200,000	5,200,000	—	3.5%

*
Less than 1%.

(1)
The amounts set forth in this column are the number of ordinary shares that may be offered by such Selling Securityholders using this prospectus. These amounts do not represent any other of our ordinary shares that the Selling Securityholders may own beneficially or otherwise.

(2)
The percentage of ordinary shares to be beneficially owned before completion of the offering is calculated on the basis of 149,241,529 ordinary shares (assuming the exercise of the Convertible Notes Warrants and the SF Warrants, the conversion of the remaining balance of the Convertible Senior Secured Notes and the issuance of the maximum number of Convertible Senior Secured PIK Shares), which represents all ordinary shares to be offered by the Selling Securityholders hereby.

(3)
Represents 103,809,489 ordinary shares that consist of: (a) 44,520,681 of the Conversion Shares, (b) 37,198,531 Convertible Senior Secured Notes Shares, and (c) up to 22,090,277 ordinary shares representing the maximum number of Convertible Senior Secured PIK Shares that may be issuable to certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management, L.P. or its affiliates pursuant to the Convertible Senior Secured Subscription Agreement, in each case, directly held by Mudrick Distressed Opportunity Fund Global, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P., Mudrick Distressed Opportunity Drawdown Fund II SC, L.P., Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P., Mudrick Distressed Opportunity SIF Master Fund, L.P., Mudrick Stressed Credit Master Fund, L.P., Mudrick Opportunity Co-Investment Fund, L.P., and certain accounts managed by Mudrick Capital Management, L.P. (collectively, the “Mudrick Funds”), in the aggregate. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. Mr. Mudrick, through Mudrick Capital Management, L.P., is responsible for the voting and investment decisions relating to such ordinary shares. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.

(4)
Based on information reported in a Schedule 13D/A filed on January 28, 2025 and other information known to the Company. Represents (i) 51,509,585 ordinary shares, (ii) 37,198,531 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes, (iii) 400,000 ordinary shares issuable upon exercise of the Convertible Notes Warrants that are exercisable within 60 days of February 14, 2025, (iv) 2,083,000 ordinary shares issuable upon the exercise of Tranche A Warrants that are exercisable within 60 days of February 14, 2025 and (v) 2,083,000 ordinary shares issuable upon the exercise of Tranche B Warrants that are exercisable within 60 days of February 14, 2025, in each case, directly held by the Mudrick Funds. The number excludes 22,090,277 ordinary shares representing the maximum number of Convertible Senior Secured PIK Shares that may still be issuable to certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management, L.P. or its affiliates pursuant to the Indenture, as amended.

(5)
Number of ordinary shares being offered represents 200,000 SF Shares and 5,000,000 SF Warrant Shares issuable upon exercise of the SF Warrants that are exercisable within 60 days of February 14, 2025, all of which are beneficially owned by Stephen Fitzpatrick. The address for Imagination Aero Investments Limited is United House, 9 Pembridge Road, London W11 3JY, United Kingdom.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares acquired pursuant to this offering. This discussion applies only to our ordinary shares that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of our ordinary shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have neither sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
banks, insurance companies, and certain other financial institutions;

•
regulated investment companies and real estate investment trusts;

•
brokers, dealers or traders in securities;

•
traders in securities that elect to mark to market;

•
tax-exempt organizations or governmental organizations;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our ordinary shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares being taken into account in an applicable financial statement;

•
persons that actually or constructively own 5% or more (by vote or value) of the outstanding issued ordinary shares;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships or other flowthrough entities for U.S. federal income tax purposes (and investors therein);

•
U.S. Holders having a functional currency other than the U.S. dollar;

•
persons who hold or received our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; and

•
tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THE U.S. FEDERAL INCOME TAX CONSEQUENCE OF OWNING OUR ORDINARY SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR ORDINARY SHARES.
Distributions on Ordinary Shares
Subject to the PFIC rules discussed below, the gross amount of distributions made by us (if any) with respect to the ordinary shares generally will be includable in a U.S. Holder’s gross income as foreign-source dividend income in the year actually or constructively received by such U.S. Holder, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the ordinary shares and thereafter as capital gain. In the event we make distributions to U.S. Holders of ordinary shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. We do not currently intend to calculate our earnings and profits under U.S. federal income tax principles. U.S. Holders should therefore assume that all cash distributions will be reported as ordinary dividend income, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. U.S. Holders should consult their own tax advisors to determine whether and to what extent they will be entitled to foreign tax credits in respect of any dividend income received.
With respect to non-corporate U.S. Holders (including individuals, estates, and trusts), dividends received with respect to our ordinary shares may be considered “qualified dividend income” subject to lower capital gains rates, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the income tax treaty between the United States and the United Kingdom, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year and (3) certain holding period requirements are met. In this regard, the ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend the ordinary shares will continue to be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for the dividends paid with respect to the ordinary shares.
Subject to certain exceptions, dividends paid by us with respect to the ordinary shares will generally constitute foreign-source “passive category income” and will not be eligible for the dividends-received deduction generally allowed to corporate U.S. Holders in respect of dividends received from U.S. corporations.
Sale or Other Taxable Disposition of Ordinary Shares
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of the ordinary shares, a U.S. Holder generally will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ordinary shares. A U.S. Holder’s adjusted tax basis in such ordinary shares generally will be such U.S. Holder’s purchase price for the ordinary shares. Any such gain or loss generally will be U.S.-source gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the income tax treaty between the United States and the United Kingdom to such U.S. Holder’s particular circumstances.
Passive Foreign Investment Company
We will be classified as a PFIC within the meaning of Section 1297 of the Code, for any taxable year if either: (1) at least 75% of the gross income of the Company is “passive income” for purposes of the PFIC rules, the so-called PFIC income test, or (2) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income, the so-called PFIC asset test. For this purpose, we will be treated as owning the proportionate share of the assets, and earning the proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more measured by value of the stock. We are an early stage company and do not expect to realize revenue until our manufacturing operations are in production. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants and research and development tax credits, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. While not clear, taking into account our income, assets and market capitalization, we believe that we were not a PFIC for the taxable year that ended on December 31, 2024. Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries and there can be no assurances that we will not be treated as a PFIC in the current or any future taxable year. In addition, fluctuations in our market capitalization could affect the analysis under the PFIC asset test. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
If we are considered a PFIC for any taxable year that a U.S. Holder holds ordinary shares, we would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s ordinary shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under the Excess Distribution Rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•
the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares as capital assets.
Once we are a PFIC, U.S. Holders may also be subject to the Excess Distribution Rules with respect to subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
If we are a PFIC, a U.S. Holder may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because we do not intend to provide such information, however, the QEF Election will not be available to U.S. Holders.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if we are treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder will include in income for each year that we are treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election is generally not available for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the ordinary shares.
If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.
U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements may apply to distributions received by U.S. Holders of ordinary shares, and the proceeds received on sale or other taxable the disposition of ordinary shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their ordinary shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION
This prospectus relates to (i) the resale or other disposition, from time to time, of up to 104,009,489 ordinary shares by the Selling Securityholders, which includes 44,520,681 of the Conversion Shares, 37,198,531 Convertible Senior Secured Notes Shares, 22,090,277 Convertible Senior Secured PIK Shares, and 200,000 SF Shares and (ii) the issuance from time to time by us of up to 20,000,000 ordinary shares upon the exercise of the Tranche A Warrants, the Tranche B Warrants and the SF Warrants.
The Selling Securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at negotiated prices;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•
any other method permitted pursuant to applicable law.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If any Selling Securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities covered by this prospectus to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, shareholders or other securityholders are not affiliates of ours, such members, partners, shareholders or other securityholders would thereby receive freely tradable securities pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successor-in-interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus after they have provided to us certain documentation.
The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the Selling Securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
In connection with the sale of our securities, unless otherwise restricted by a contractual agreement or, in the case of a Selling Securityholder who is an employee or director, our insider trading policy, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option, forward or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities registered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
There can be no assurance that any Selling Securityholder will sell any or all of the securities registered pursuant to the shelf registration statement of which this prospectus forms a part. Mudrick Capital and its affiliates may also sell securities that are registered and remain unsold under the Resale F-3 Registration Statement, including 19,850,244 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes and the 8,378,809 ordinary shares issuable as PIK Interest thereunder. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
In connection with the Units Offering, each of Mudrick Capital and Stephen Fitzpatrick agreed, for a period of 60 days after January 22, 2025, subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares beneficially owned by them without the prior written consent of the underwriters to the Units Offering.
The Selling Securityholders and any other person participating in the sale of our securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

In order to comply with the securities laws of some states, if applicable, securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.
The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of securities against certain liabilities, including liabilities arising under the Securities Act.
Once sold under the registration statement of which this prospectus forms a part, the securities will be freely tradeable in the hands of persons other than our affiliates.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
Ordinary shares issuable upon exercise of the Tranche A Warrants and Tranche B Warrants
The ordinary shares that are issuable upon exercise of the Tranche A Warrants and the Tranche B Warrants will be issued directly to holders of Tranche A Warrants or the Tranche B Warrants, respectively, upon delivery of a duly executed exercise notice on or prior to their expiration, at the offices of the warrant agent, Continental Stock Transfer & Trust Company, accompanied by full payment of the exercise price, for the number of warrants being exercised.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. We are being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities law.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered.
Expenses	Amount
SEC registration fee		$116,938.83
FINRA filing fee		15,452.20(1)
NYSE supplemental listing fee		560,479.00(2)
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

(1)
Pro rata portion allocable to the shares underlying the Tranche A Warrants and the Tranche B Warrants paid in connection with the 2025 Offering.

(2)
Includes $60,479 pro rata portion allocable to the shares underlying the Tranche A Warrants and the Tranche B Warrants paid in connection with the 2025 Offering.

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

All amounts in the table are estimates except the SEC registration fee. Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report of on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

•
The information contained in our Current Report on Form 6-K furnished to the SEC on March 11, 2025 (including Exhibit 99.1); and

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 471-0150. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
Our website is www.vertical-aerospace.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Vertical Aerospace Ltd.
Ordinary Shares

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
The following documents are filed as part of this registration statement on Form F-3.
		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
3.1	Fourth Amended and Restated Memorandum and Articles of Association of Vertical Aerospace Ltd.	6-K	001-41169	3.1	December 23, 2024
4.1	Specimen Vertical Ordinary Share Certificate.	F-4	333-257785	4.6	July 9, 2021
4.2	Indenture dated December 16, 2021 between Vertical Aerospace Ltd. and U.S. Bank National Association as trustee and collateral agent for the Convertible Senior Secured Notes.	20-F	001-41169	2.5	April 29, 2022
4.3	First Supplemental Indenture, dated December 23, 2024, between Vertical Aerospace Ltd. and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.1	December 23, 2024

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
4.4	Second Supplemental Indenture, dated December 23, 2024, by and among Vertical Aerospace Ltd., Vertical Aerospace Group Limited and U.S. Bank Trust Company, National Association.	6-K	001-41169	4.2	December 23, 2024
4.5	Waiver, dated December 23, 2024, of Mudrick Capital Management L.P.	6-K	001-41169	4.3	December 23, 2024
4.6	Warrant Agreement, dated January 23, 2025, by and between Vertical Aerospace Ltd. and Continental Stock Transfer & Trust Company, as warrant agent.	6-K	001-41169	4.1	January 23, 2025
4.7*	SF Warrant Instrument, dated March 13, 2024	6-K	001-41169	99.1	March 13, 2024
5.1	Opinion of Walkers (Cayman) LLP.	F-3	333-284763	5.1	February 7, 2025
10.1*	Shareholder Letter Agreement, dated December 23, 2024, by and among Vertical Aerospace Ltd., Mudrick Capital Management L.P., Stephen Fitzpatrick and Imagination Aero Investment Limited	6-K	001-41169	99.1	December 23, 2024
10.2	Registration Rights Agreement, dated December 23, 2024, between Vertical Aerospace Ltd. and Mudrick Capital Management L.P.	6-K	001-41169	99.4	December 23, 2024
10.3*	Investment Agreement, dated February 22, 2024, between Vertical and Imagination Aero Investments Limited.	6-K	001-41169	99.1	February 23, 2024

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
10.4	Registration Rights Agreement, dated March 13, 2024, between Vertical and Imagination Aero Investments Limited.	6-K	001-41169	99.3	March 13, 2024
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	F-3	333-284763	23.1	February 7, 2025
23.2	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).	F-3	333-284763	23.2	February 7, 2025
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					Filed
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).	F-3	333-284763	24.1	February 7, 2025
107	Filing Fee Table.	F-3	333-284763	107	February 7, 2025

*
Certain identified confidential information has been redacted from this exhibit because disclosure of that information would constitute a clearly unwarranted invasion of personal privacy.

Item 10.    Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this pre-effective amendment no. 1 to the registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the London, United Kingdom, on the 11th day of March, 2025.
VERTICAL AEROSPACE LTD.
By:
/s/ Stuart Simpson

Name: Stuart Simpson
Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Stuart Simpson Stuart Simpson	Chief Executive Officer (Principal Executive Officer) and Director	March 11, 2025
* John Maloney	Finance Director (Principal Financial Officer and Principal Accounting Officer)	March 11, 2025
* Dómhnal Slattery	Chairman	March 11, 2025
* Stephen Welch	Director	March 11, 2025
* Kathy Cassidy	Director	March 11, 2025
* Gur Kimchi	Director	March 11, 2025
* Benjamin Story	Director	March 11, 2025
By: /s/ Stuart Simpson
Name: Stuart Simpson
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd. has signed this pre-effective amendment no. 1 to the registration statement on Form F-3 in the City of New York, State of New York, on March 11, 2025.
COGENCY GLOBAL INC.
By:
/s/ Colleen De Vries

Name:
Colleen De Vries

Title:
Sr. Vice President on behalf of Cogency Global Inc.